QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this Registration Statement File No. 333-72992.

/s/ Arthur Andersen LLP

Houston, Texas
February 4, 2002

QuickLinks

EXHIBIT 23.6
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS